UNITED STATES
			SECURITIES AND EXCHANGE COMMISSION
				Washington, DC 20549


					FORM 8-K


		CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OR
		THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): December 2, 2002

					Acola Corp.
		(Exact name of registrant as specified in its charter)

    Delaware                    000-30264                  11-3177042
    (State or other jurisdiction  (Commission File Number)  (IRS Employer
    of incorporation                                        Identification
							       Number)

				39 Neck Road, Madison, CT 06443
			 (Address of principal executive offices)

					(203) 318-8330
			(Registrant's telephone number, including area code)




			Item 2.  Acquisition or Disposition of Assets.

On December 2, 2002, Acola Corp. (the  "Company") agreed to sell
23,529 shares of Common Stock of Ozelle Pharmaceuticals, Ltd. ("Ozelle") for $2.55 per share to Donald E. Baxter, M.D., a
Director and the beneficial owner of a majority of the Company's
Common Stock and the brother of each of the other Directors, Judge Jerry W. Baxter and James N. Baxter. The shares are to be delivered after full payment is received on or before February 10, 2003. Even though this constituted a transaction with a related person with a material relationship to the Company, the Board concluded that the consideration was fair to the Company and the transaction was in the best interest of the Company for a number of reasons. As previously reported, when current management assumed their responsibilities on October 16, 2002 the Company was insolvent and its assets were under $30, including the Ozelle shares valued by previous management at a total of $1.00, or $0.00004 per share, versus liabilities of $223,331. In addition, the Company was a defendant in lawsuits. The Ozelle shares are restricted and have not been registered under the Securities Act and Ozelle is a private company. Efforts to sell the Ozelle shares to third parties, including Ozelle and its management, produced no offers at any price. The Board concluded that the Company's only viable opportunity to obtain working capital without diluting its stock or incurring additional liabilities was to accept Dr. Baxter's offer.


			Item 5.  Other Events.

On December 13, 2002 the Company entered into a settlement agreement whereby the lawsuit brought by AMS Web Design & Management , L.L.C. seeking $113,313 in damages, will be dismissed.

			Item 7.  Financial Statements and Exhibits.

	(a)      Financial Statements of business acquired.

				None.

	(b)      Exhibits

	                  None.




				SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 16, 2002

				ACOLA CORP.


				/s/ James N. Baxter
			By:  -------------------------------------
				James N. Baxter
			Chief Executive Officer and President